        As filed with the Securities and Exchange Commission on October 25, 1999
                                                   Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               _________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                               _________________

                                LOOKSMART, LTD.
            (Exact name of Registrant as specified in its charter)
                                _________________


          Delaware                                            13-3904355
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                         Identification Number)

                               487 Bryant Street
                         San Francisco, CA 94107-1316
                                (415) 597-4850

(Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                     AMENDED AND RESTATED 1998 STOCK PLAN
                       1999 EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the Plans)

                                ________________

                                EVAN THORNLEY
                            Chief Executive Officer
                                LookSmart, Ltd.
                               487 Bryant Street
                         San Francisco, CA 94107-1316
                                (415) 597-4850

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                               _________________

                                  Copies to:

                              BRIAN C. ERB, Esq.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                              Palo Alto, CA 94304
                                (650) 493-9300

                              __________________

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.[X]

                              __________________


                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                                     Proposed       Proposed
                                                 Amount              Maximum        Maximum
     Title of Each Class of Securities to         to be            Offering Price   Aggregate           Amount of
                be Registered                   Registered           Per Share    Offering Price    Registration Fee
----------------------------------------------------------------------------------------------------------------------
1998 Stock Plan
Common Stock,  $0.001 par value
(currently outstanding options) (1).......      10,893,264 shares     $ 2.13      $ 23,202,653           $ 6,450
----------------------------------------------------------------------------------------------------------------------

1998 Stock Plan
Common Stock, $0.001 par value
(options available for future grant) (2)..       7,142,899 shares     $27.79      $198,501,163           $55,184
----------------------------------------------------------------------------------------------------------------------

Total 1998 Stock Plan shares registered...      18,036,163 shares                 $221,703,816           $61,634
----------------------------------------------------------------------------------------------------------------------

1999 Employee Stock Purchase Plan
Common Stock, $0.001 par value (3)........         750,000 shares     $23.62    $ 17,715,000           $ 4,925
----------------------------------------------------------------------------------------------------------------------

Total Registration Fees                                                                                $66,559
======================================================================================================================


(1) The computation is based upon the weighted average exercise price per share of $2.13 as to 10,893,264 outstanding but unexercised options to purchase Common Stock under the 1998 Stock Plan (the "Currently Outstanding Options").

(2) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, as to the remaining 7,142,899 shares of Common Stock authorized for issuance pursuant to the 1998 Stock Plan, solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on October 12, 1999 because the price at which the options to be granted in the future may be exercised is not currently determinable.

(3) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on October 12, 1999 because the price at which the options to be granted in the future may be exercised is not currently determinable. Pursuant to the Employee Stock Purchase Plan, which plan is incorporated by reference herein, the purchase price of a share of Common Stock shall be equal to 85% of the fair market value of a share of Common Stock on the enrollment date or the exercise date, whichever is lower.

================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Information Incorporated by Reference.
          -------------------------------------

     The following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated by reference:

     (a) The audited financial statements for the Registrant's fiscal year ended December 31, 1998 contained in the Prospectus, dated
          August 20, 1999, filed pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended, on August 20, 1999.

     (b) The description of the Common Stock of the Registrant contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, on June 14, 1999.

     (c) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
          -------------------------

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

     As of the September 15, 1999, WS Investment Company 99A, an investment partnership composed of current and former members of and persons associated with Wilson Sonsini Goodrich & Rosati, P.C., corporate counsel to the Registrant, and members of Wilson Sonsini Goodrich & Rosati, P.C., beneficially owned an aggregate of 11,997 shares of the Registrant's Common Stock.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

     Section 145 of the Delaware General Corporation Law permits indemnification of officers, directors and other corporate agents under certain circumstances and subject to certain limitations. The Registrant's Certificate of Incorporation and Bylaws provide that the Registrant shall indemnify its directors, officers, employees and agents to the full extent permitted by Delaware General Corporation Law, including in circumstances in which indemnification is otherwise discretionary under Delaware Law. The Registrant has entered into separate indemnification agreements with its directors, officers and certain employees which requires the Registrant, among other things, to indemnify them against certain liabilities which may arise by reason of their status or service (other than liabilities arising from willful misconduct of a culpable nature). The Registrant also intends to maintain director and officer liability insurance, if available on reasonable terms.

     The indemnification provisions and the indemnification agreement entered into between the Registrant and its officers and directors may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. The Registrant has obtained a policy of directors' and officers' liability insurance that insures the Registrant's directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Item 7.    Exemption from Registration Claimed.
           -----------------------------------

     Not applicable.

Item 8.    Exhibits.
           --------

     The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See
Exhibit Index below).

Item 9.    Undertakings.
           ------------

   (a) The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

   (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, State of California on October 25, 1999.

                              LOOKSMART, LTD.

                              By:    /s/ EVAN THORNLEY
                                    --------------------------------------
                                    Evan Thornley, Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Evan Thornley and Patricia Cole, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

               SIGNATURE                             TITLE                        DATE
               ---------                             -----                        ----
                                                                              October 25, 1999
          /s/ EVAN THORNLEY                   Chairman, Chief Executive
-----------------------------------------     Officer and Director
              Evan Thornley                   (Principal Executive Officer)
                                                                              October 25, 1999

          /s/ TRACEY ELLERY                   President, Director
-----------------------------------------
              Tracey Ellery
                                                                              October 25, 1999

          /s/ PATRICIA COLE                   Chief Financial Officer
-----------------------------------------     (Principal Financial and
              Patricia Cole                   Accounting Officer)
                                                                              October 25, 1999

          /s/ ANTHONY CASTAGNA                Director
-----------------------------------------
              Anthony Castagna
                                                                              October 25, 1999

          /s/ PAUL RILEY                      Director
-----------------------------------------
              Paul Riley
                                                                              October 25, 1999

          /s/ ROBERT J. RYAN                  Director
-----------------------------------------
              Robert J. Ryan
                                                                              October 25, 1999

          /s/ SCOTT WHITESIDE                 Director
-----------------------------------------
              Scott Whiteside

                               INDEX TO EXHIBITS


Exhibit Number               Exhibit Document
-------------- -------------------------------------------
   4.1*        Certificate of Incorporation of Registrant

   4.2*        Bylaws of Registrant

   4.3*        Amended and Restated 1998 Stock Plan

   4.4*        1999 Employee Stock Purchase Plan

   5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to the legality of securities being registered (Counsel to the Registrant)

  23.1A        Consent of PricewaterhouseCoopers LLP (Independent Accountants)

  23.1B        Consent of PricewaterhouseCoopers LLP (Independent Accountants)

  23.1C        Consent of PricewaterhouseCoopers LLP (Independent Accountants)

  23.1D        Consent of PricewaterhouseCoopers LLP (Independent Accountants)

  23.2         Consent of Ernst & Young LLP (Independent Accountants)

  23.3 Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)

  24.1         Power of Attorney (see page 3)

----------------

* Incorporated by reference to the Company's Registration Statement on Form S-1 (File No. 333-80581), declared effective by the Securities and Exchange Commission on August 19, 1999.

                                       5